Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215250 and 333-166999) and Form S-3 (Nos. 333-217267) of General Moly, Inc. of our report dated March 21, 2020 relating to the financial statements, which appears in this Form 10‑K.

Denver, CO
May 4, 2020